United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2009
(Date of Report)

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York	14513
(Address of principal executive offices)	(Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

On December 4, 2009, the Board of Directors of Ultralife Corporation (the “Company”) named Philip A. Fain, age 55, as the Company’s Chief Financial Officer and Treasurer.  Prior to this appointment, Mr. Fain served as the Company’s Chief Financial Officer, on an interim basis, and Vice President of Business Development.  Although Mr. Fain will no longer retain the title of Vice President of Business Development, he will retain his responsibility for business development at the Company.   Mr. Fain’s compensation has not changed as a result of this appointment.

Because of the outstanding work Mr. Fain did in directing the 2010 budget process and working to restructure the Company’s revolving line of credit to an asset based lending facility, the Company decided not to conduct an external search.

The Company's press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.       Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 10, 2009	ULTRALIFE CORPORATION

/s/ Peter F. Comerford
Peter F. Comerford
Vice President of Administration &
General Counsel